Exhibit 99


      Littlefield Corporation Announces Material Change to Q1-2006 Earnings


     AUSTIN, Texas--(BUSINESS WIRE)--May 16, 2006--Littlefield Corporation (OTCBB:LTFD) today announced that its recently filed Form 10Q-SB contains a material change from information reported earlier in its earnings release dated April 18, 2006. This change was necessitated by the routine auditors' review of quarterly earnings prior to filing the Form 10Q-SB and deals exclusively with the recognition of expenses related to stock option based compensation for prior periods and Q1-2006. This is the first time that the Company has been required to report expenses related to stock option based compensation and includes significant costs related to prior periods. This is a "non cash" cost to the Company.
     In the prior earnings release, the Company provided a cautionary note in regard to matters discovered during the auditors' required review, as follows:
     "The following report is based upon accounts that have not yet been reviewed by the Company's auditors. Any modifications as a result of that review will be highlighted in the Company's 10-QSB filing, and, if material, will be addressed in a subsequent press release."

     The actual expense was booked as follows:



Total stock option compensation expense                   $377,888.11
--------------------------------------------------------- ------------
Former employees (prior periods) (1)                      (240,908.00)
--------------------------------------------------------- ------------
Provision for options currently being reviewed (2)        (105,201.25)
--------------------------------------------------------- ------------
Current employees, current quarter Q1-2006 (3)             $19,778.86
--------------------------------------------------------- ------------

(1)  This is a one time charge applicable to former employees and prior periods.

(2)  This matter is under review and may be reduced significantly.

(3) This amount is a likely amount for future quarterly impacts given options already awarded to current employees.


     As can be seen, the vast majority of the expense ($240,908 or 66%) is attributable to options granted and exercised by former employees and pertaining to prior periods. This is a one time charge for those particular employees.
     There is a significant amount ($105,201.25 or 29%) which is under review by the Company with its auditors and may be minimized with further analysis and study. The Company has reported the worst case scenario.
     The balance of the expense of approximately $20,000 is a fair approximation of the continuing impact of the stock option based compensation expense of current employees.

     All of these expenses are "non cash" costs to the Company.

     Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:


     "The impact of stock option based compensation expense has been felt for the first time in Q1-2006. This is a new development and pertains to earlier periods and the current quarter. As such, the impact is primarily a one time charge. The majority of this expense relates to prior periods.

     The continuing charge related to current employees is approximately $20,000 per quarter.

     Nothing in this expense diminishes the reported substantial improvements in revenue, income or EBITDA of the underlying businesses which continue to report improvement.

     The Company will review its policies related to stock option based compensation and ensure that they are appropriate for the changed accounting environment.

     It should come as no surprise that the Company will seek to diminish or eliminate the award of stock options as a method of routine compensation."


     Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company's performance in a single quarter or the individual opinions of any member of the Company's management in making their individual investment decisions.

     In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.


     CONTACT: Littlefield Corporation, Austin
              Investor Relations:
              Cecil Whitmore, 512-476-5141
              fax: 512-476-5680
              cwhitmore@littlefield.com